Exhibit 99.1

Contacts:	Tom Rathjen	Stephanie Tomei
	Vice President, Investor Relations	Senior Manager, Public Relations
	+1 (408) 789-4458	+1 (408) 789-4234
	trathjen@accuray.com	stomei@accuray.com

Accuray Announces Results for Fourth Quarter and Fiscal Year 2009

SUNNYVALE, Calif., August 24, 2009 — Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the fourth quarter and fiscal year 2009, ended June 27, 2009.

For the fourth quarter of fiscal 2009, Accuray reported total revenue of $58.8 million, a 15 percent increase over the fourth quarter of fiscal 2008 total revenue of $50.9 million. For the fiscal year ended June 27, 2009, total revenue was $233.6 million, an 11 percent increase over the $210.4 million in total revenue recorded for fiscal year 2008.

Net income for the fourth quarter of fiscal 2009 was $1.2 million, or $0.02 per diluted share, compared to net income of $191,000, or breakeven, during the same period last year. Net income for fiscal year 2009 was $609,000 or $0.01 per diluted share, compared to net income of $5.4 million or $0.09 per diluted share for fiscal year 2008. During fiscal 2009, net income was impacted by $5.8 million or $0.10 per diluted share of non-recurring charges, associated with employee severance, inventory write downs and expenses related to January’s work force reduction.

Non-cash, stock based compensation charges were $3.8 million for the fourth quarter of fiscal 2009 and $15.5 million for the full year.

During the fourth quarter of fiscal 2009, $75.0 million was added to backlog representing 15 CyberKnife® Robotic Radiosurgery System agreements. In addition, new service agreements with a value of $13.6 million were signed.

Accuray’s backlog is composed of signed contracts that the Company believes have a substantially high probability of being recognized as revenue in future periods. Total backlog for the fourth quarter of fiscal 2009 was $556 million, with approximately $285 million associated with CyberKnife System contracts and approximately $271 million associated with services and other recurring revenue.  Of the contracts signed by June 27, 2009, non-contingent contracts, for which all contractual obligations have been satisfied, accounted for approximately $407 million or 73 percent of total backlog reported for the fourth quarter of fiscal 2009.  Contingent contracts made up $149 million of the Company’s backlog. As noted, beginning with the first quarter of fiscal 2010, Accuray will report only non-contingent orders as backlog.

In the fourth quarter of fiscal 2009, 12 new CyberKnife Systems were installed, making a full year installation total of 36 systems, an improvement over the 31 systems installed during the year prior. At the end of the 2009 fiscal year, the worldwide CyberKnife installation base was 176.

“In a year of macro economic headwinds, we are pleased with our double digit revenue growth,” said Euan S. Thomson, Ph.D., Accuray’s president and chief executive officer. “As the momentum in CyberKnife System installations continues, an increasing number of cancer patients around the world are benefiting from full body radiosurgery treatment.”

Accuray’s cash and investment balances at the end of the fourth quarter of 2009 totaled $159.2 million, which includes cash and cash equivalents of $36.8 million, restricted cash of $0.5 million, short-term investments of $64.6 million and long-term investments of $57.3 million. At the end of the fourth quarter of 2009 the Company continued to have no debt.

Outlook

The following statement is forward-looking and actual results may differ materially.  During fiscal year 2010 Accuray expects revenue to be in the range of $215 to $230 million. CyberKnife system revenue, which represents over 70% of total revenue, is driven by customer installation schedules. Based on current customer schedules, revenue in the first quarter is expected to be low, in the range of $40 to $50 million. Revenue related to systems sold and installed in prior years under Platinum contracts is recognized over the term of the original service contract, generally 5 years. Revenue from Platinum contracts is expected to decline by approximately $38 million in fiscal 2010 from fiscal 2009. All other revenue is expected to grow by approximately $20 to $30 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Monday, August 24, 2009 at 2:00 p.m. PT / 5:00 p.m. ET. The conference call dial-in numbers are 1-800-901-5241 (USA) or 1-617-786-2963 (International), Conference ID:  78497690.  A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-888-286-8010 (USA) or 1-617-801-6888 (International), Conference ID number: 53811638, beginning at 5:00 p.m. PT / 8:00 p.m. ET, August 24, 2009 and will be available through August 27, 2009. A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the first quarter of fiscal 2010, ending September 30, 2009.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 70,000 patients worldwide and currently 176 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, as to financial guidance, realization of backlog, increasing number of patients, customer installation schedules, and market acceptance are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: variability of installation and sales cycle including customer financing and construction delays; market acceptance of products; competing products; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2008 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Years ended
	June 27, 2009	June 28, 2008	June 27, 2009	June 28, 2008
Net revenue:
Products	$39,495	$35,553	$159,257	$152,374
Shared ownership program	454	2,191	3,651	10,262
Services	18,614	11,842	66,344	38,808
Other	240	1,353	4,346	8,937
Total net revenue	58,803	50,939	233,598	210,381
Cost of revenue:
Cost of products	19,010	14,851	68,904	67,183
Cost of shared ownership program	121	290	775	2,517
Cost of services	12,377	7,851	44,591	26,865
Cost of other	205	1,051	4,038	6,864
Total cost of revenue	31,713	24,043	118,308	103,429
Gross profit	27,090	26,896	115,290	106,952
Operating expenses:
Selling and marketing	9,870	10,611	45,493	42,726
Research and development	9,185	8,405	35,992	32,880
General and administrative	7,710	8,460	36,223	32,280
Total operating expenses	26,765	27,476	117,708	107,886
Income (loss) from operations	325	(580)	(2,418)	(934)
Interest and other income, net	646	1,030	3,082	7,184
Income before provision (benefit) for income taxes	971	450	664	6,250
Provision (benefit) for income taxes	(251)	259	55	867
Net income	$1,222	$191	$609	$5,383

Net income per common share, basic and diluted:
Basic	$0.02	$0.00	$0.01	$0.10
Diluted	$0.02	$0.00	$0.01	$0.09

Weighted average common shares outstanding used in computing net income per share:
Basic	56,238	54,506	55,413	54,531
Diluted	59,324	58,854	58,729	60,434

Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$484	$494	$2,285	$1,858
Selling and marketing	$923	$970	$3,441	$4,197
Research and development	$860	$781	$3,190	$3,059
General and administrative	$1,518	$1,836	$6,545	$7,785

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 27,	June 28,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$36,835	$36,936
Restricted cash	527	4,830
Short-term marketable securities	64,634	85,536
Accounts receivable, net of allowance for doubtful accounts of $484 at June 27, 2009 and $27 at June 28, 2008	36,427	33,918
Inventories	28,909	23,047
Prepaid expenses and other current assets	6,186	6,431
Deferred cost of revenue—current	18,984	31,667
Total current assets	192,502	222,365
Long-term marketable securities	57,252	37,014
Property and equipment, net	15,066	17,140
Goodwill	4,495	4,495
Intangible assets, net	668	926
Deferred cost of revenue—noncurrent	2,933	11,724
Other assets	1,470	1,340
Total assets	$274,386	$295,004

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$14,941	$12,962
Accrued expenses	16,188	11,873
Customer advances—current	13,185	22,331
Deferred revenue—current	68,105	87,455
Total current liabilities	112,419	134,621
Long-term liabilities:
Long-term other liabilities	288	—
Customer advances—noncurrent	—	2,900
Deferred revenue—noncurrent	7,777	26,720
Total liabilities	120,484	164,241

Stockholders’ equity
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 58,783,159 and 56,719,864 shares at June 27, 2009 and June 28, 2008, respectively; outstanding: 56,643,529 and 54,579,846 shares at June 27, 2009 and June 28, 2008, respectively.	57	55
Additional paid-in capital	273,946	252,901
Accumulated other comprehensive income (loss)	416	(1,067)
Accumulated deficit	(120,517)	(121,126)
Total stockholders’ equity	153,902	130,763

Total liabilities and stockholders’ equity	$274,386	$295,004